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                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made this 20th day of August, 2001, (the "Agreement") between SPORTSLINE.COM, INC., a Delaware corporation (the "Company"), and PETER PEZARIS (the "Executive").

                             PRELIMINARY STATEMENTS

     A. The Company desires to employ the Executive on the terms and subject to the conditions set forth in this Agreement. B. The Executive is willing to make his services available to the Company on the terms and subject to the conditions hereinafter set forth.

     C. The Compensation Committee ("Compensation Committee") of the Board of Directors of the Company (the "Board") has approved the execution and delivery by the Company of this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1. Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth in this Agreement.

     2. Term of Agreement. Subject to the terms and conditions hereof, the term of the Executive's employment pursuant to this Agreement (the "Term") shall be three years and such Term shall automatically extend by one day for each day elapsed, so that at all times the Term shall be for a three-year period; provided, however, if at any time the Company or the Executive delivers a written notice to the other (an "Expiration Notice") to the effect that the Agreement shall expire on a date specified in the Expiration Notice that is three years after the date the Expiration Notice is delivered to the Company or the Executive, as the case may be, then the Term shall expire on the date specified in the Expiration Notice.

     3. Position and Duties. The Executive shall serve as the President, Product Development, of the Company, shall perform substantially the same duties as he currently performs and shall have substantially the same authority as he currently exercises. The Executive shall report to, and shall have such other powers and duties as may from time to time be delegated to him by, the Chief Executive Officer or, if there is no Chief Executive Officer, the highest ranking executive officer of the Company, or, following a Change in Control (as defined below), the senior executive, board or committee established pursuant to the terms of the Change of Control that is responsible for the unit or division of which the Company has become a part; provided that such duties are generally consistent with his present duties and with the Executive's position. The Executive shall devote substantially all of his working time and efforts during normal business hours to the business and affairs of the Company in
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substantially the same manner (both as to working time and effort) as the
Executive has devoted to the Company in the past; provided, that it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, and (ii) deliver lectures or fulfill speaking engagements, so long as such activities are approved by the executive or body to which the Executive reports and do not interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     4. Place of Performance. In connection with his employment by the Company, the Executive shall be based at the Company's principal executive offices except for required travel on the Company's business.

     5.    Compensation and Related Matters.

     (a) Base Salary. The Executive shall receive a base salary, payable in substantially equal bi-weekly installments, at the annual rate of at least $210,000 during each fiscal year during the Term, or such greater amount as shall be determined by the Compensation Committee or the entire Board, in its sole discretion (the "Base Salary"). The Base Salary shall be reviewed at least annually for merit increases and may, by action and in the discretion of the Compensation Committee or the Board, be increased at any time or from time to time. Any increase in the Base Salary or other compensation granted by the Compensation Committee or the Board shall in no way limit or reduce any other obligation of the Company under this Agreement and, unless otherwise specified by the Compensation Committee or the Board, once established at an increased specified rate, the Base Salary shall not thereafter be reduced.

     (b) Incentive Compensation. In addition to the Base Salary, during the Term the Executive shall be entitled to receive an annual bonus (the "Annual Bonus") for each fiscal year for which the Company achieves its budgeted EBITDA target (the "Target"), in an amount equal to fifty percent (50%) of the Executive's Base Salary for such fiscal year. The Target for each fiscal year shall be approved by the Compensation Committee not later than 90 days after the beginning of each fiscal year. For purposes of this Section, the term "EBITDA" means the Company's earnings before income taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles, consistently applied with the Company's past practices, and as reflected in the Company's audited financial statements for the relevant fiscal year. If the Company does not achieve the Target for any fiscal year, no Annual Bonus shall be payable for such fiscal year. The Annual Bonus payable with respect to any fiscal year (net of any tax or other amount properly withheld therefrom) shall be paid by the Company to the Executive within sixty (60) days after the end of the fiscal year; provided, that (i) any amount paid shall be subject to increase or decrease based upon the results of the Company's audited financial statements with respect to such year, (ii) the amount of Annual Bonus payable for any fiscal year during which the Term expires or this Agreement is terminated shall be prorated and payable only with respect to the portion of the fiscal year during which the Executive was employed by the Company and (iii) no Annual Bonus shall be payable with respect to any fiscal year during which the Executive's employment is terminated by the Company for Cause, or by the Executive for other than Good Reason. In addition to the Annual Bonus, the Executive shall be entitled to receive such other bonuses or incentive compensation as the Compensation Committee may determine in its sole discretion, taking into consideration such criteria as it shall deem relevant.

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     (c) Stock Options.  During the Term, the Executive shall be entitled to receive stock option grants, no less frequently than annually. The number of stock options and the terms and conditions of stock options granted to the Executive shall be determined by the Compensation Committee in its discretion; provided, that beginning in 2002, the Executive shall be granted stock options to purchase at least 50,000 shares of the Company's common stock during each calendar year.

     (d) Expenses. During the Term, the Company, in accordance with its expense reimbursement policies and procedures in effect for senior management employees from time to time, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company.

     (e) Other Benefits. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available generally by the Company to its executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. The Company shall also provide the Executive such coverage under any directors and officers liability policies it maintains as is provided to its other senior management employees. Nothing paid or provided to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary or any other obligation payable to the Executive pursuant to this Agreement.

     (f) Vacation. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers. The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

     (g) Perquisites and Fringe Benefits. The Executive shall be entitled to continue to receive all perquisites and fringe benefits provided or available to senior executive officers of the Company in accordance with present practice and as may be changed from time to time with respect to all senior executive officers of the Company.

     (h) Working Facilities. The Company shall furnish the Executive with an office, a secretary and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

     6. Other Offices. The Executive agrees to serve without additional compensation as an officer and/or director of any of the Company's present or future subsidiaries; provided, that the Executive shall be indemnified for serving in any and all such capacities on a basis no less favorable than may be from time to time provided to other senior executives of the Company.

     7.    Restrictive Covenants.

     (a) Noncompetition. The Executive agrees that he will not, either during the Term and for a period of one year following any termination of this Agreement, directly or indirectly, engage in, operate, have any investment or interest or otherwise participate in any manner (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) in any sole proprietorship, partnership, corporation or business or any other person or entity that engages, directly or indirectly, in

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a Competing Business; provided, that the Executive may continue to hold
Company securities and/or acquire, solely as an investment, shares of capital stock or other equity securities of any company which are publicly traded, so long as the Executive does not control, acquire a controlling interest in, or become a member of a group which exercises direct or indirect control of, more than five percent (5%) of any class of capital stock of such corporation. For purposes of this Agreement, the term "Competing Business" means the ownership, operation, management or distribution of an on-line service that provides sports news, information and content and/or that markets, sells or otherwise distributes sports-related products, whether such service is accessed through the Internet, a commercial on-line service or otherwise.

     (b) Unauthorized Disclosure. During the Term and for a period of two years following any termination of this Agreement, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company (or its subsidiaries) or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's customers, suppliers, creditors, lenders, investment bankers, methods of distribution or methods of marketing; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive). Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law.

     (c) Nonsolicitation of Employees. During the Term and for a period of two years following any termination of this Agreement, the Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

     (d) Injunction. It is recognized and hereby acknowledged by the Company and the Executive that a breach by the Executive of any of the agreements contained in this Section 7 may cause irreparable harm or damage to the Company or its subsidiaries, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive and the Company agree that the Company and any of its subsidiaries shall be entitled to an injunction issued by any court of competent jurisdiction enjoining and restraining any and all violations of such agreements by the Executive or his associates, affiliates, partners or agents, and that such right to an injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8. Termination. The Executive's employment under this Agreement may be terminated without any breach of this Agreement only on the following circumstances:

     (a) Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

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     (b) Disability.  If, as a result of the Executive's incapacity due to physical or mental illness, the Executive is absent from the performance of his duties under this Agreement for a period of three months during any twelve-month period, and within 10 days after written notice of termination is given, the Executive does not return to the performance of his duties under this Agreement, the Company may terminate the Executive's employment under this Agreement for "Disability."

     (c) Cause. The Company may at any time terminate the Executive's employment under this Agreement for Cause. For purposes of this Agreement, "Cause" means: (i) the willful and continued failure by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or from the termination of this Agreement by the Executive for Good Reason), after a demand for substantial performance is delivered to the Executive by the Company specifically identifying the manner in which the Company believes the Executive has not substantially performed his duties, and the Executive shall have failed to resume substantial performance of such duties within thirty (30) days of receiving such demand, (ii) the willful engaging by the Executive in criminal conduct (including embezzlement and criminal fraud) which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) the conviction of the Executive of a felony (other than a traffic violation) or the conviction of the Executive of a misdemeanor which impairs the Executive's ability substantially to perform his duties with the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding anything herein to the contrary, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the members of the Board then in office (other than the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in clause (i), (ii) or (iii), above, and specifying the particulars thereon in detail.

     (d) Termination by the Executive. The Executive may terminate his employment under this Agreement (i) for Good Reason, or (ii) if his health should become impaired to any extent that makes the continued performance of his duties under this Agreement hazardous to his physical or mental health or his life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request and expense the Executive shall submit to an examination by a doctor selected by the Company and such doctor shall have concurred in the conclusion of the Executive's doctor.

   For purposes of this Agreement, "Good Reason" means, without the Executive's prior written consent, the occurrence of any one or more of the following: (A) any action by the Company which results in a material diminution in the nature or status of the Executive's position, authority, duties or responsibilities;
(B) a failure by the Company to pay any amounts of Base Salary, Annual Bonus or other amounts payable hereunder, or to comply with its other obligations and agreements contained herein; (C) a failure of the Company to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement, as contemplated in Section 10(c) hereof; (D) Executive

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no longer reports directly to the person(s) specified in Section 3 hereof, or
(E) any purported termination by the Company of the Executive's employment that is not effected pursuant to a Expiration Notice or a Notice of Termination satisfying the requirements of Section 2 or subsection 8(e), respectively, and otherwise in accordance with the terms of this Agreement, and for purposes of this Agreement, no such termination shall be effective. Notwithstanding anything in this Agreement to the contrary, Good Reason shall not be deemed to exist as a result of one or more of the following: (i) changes in the nature or status of the Executive's position, authority, duties or responsibilities solely as a result of the Company becoming part of a unit or division of a larger entity pursuant to or following a Change of Control; (ii) any change in the Executive's title(s), so long as the Executive's duties remain generally consistent with those he presently performs; or (iii) so long as the Executive remains responsible for the Company's content programming and production functions and fantasy sports operations, the delegation to other executives or employees of the Company of other responsibilities or duties that are presently performed by the Executive or may be delegated to him from time to time.

   The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness, nor shall the Executive's continued employment constitute consent to, or a waiver of his rights with respect to, any circumstances constituting Good Reason. With respect to the matters set forth in clauses (A), (B), (C) and (D), above, the Executive shall give the Board thirty (30) days prior written notice of his intent to terminate this Agreement, and the Company shall have the right to cure any such breach or alleged breach within such 30-day period.

   (e) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 8(a), above) shall be communicated by written Notice of Termination to the other party hereto given in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive to set forth in any Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

   (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties during such thirty (30) day period),
(iii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination after the expiration of any cure periods, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given after the expiration of any cure periods; provided, that if within thirty (30) days after any Notice of Termination one party notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date finally determined to be the Date of Termination, either by mutual written agreement of the parties or by a binding and final arbitration award or an adjudication by a court of competent jurisdiction

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(and in such event the Company shall continue to perform its obligations hereunder until the date so determined).

   9.  Compensation Upon Termination or During Disability.

   (a) Death. If the Executive's employment is terminated by reason of his death, the Company shall pay to such person as the Executive shall have designated in a notice filed with the Company, or, if no such person has been designated, to his estate, any unpaid amounts of his Base Salary or Annual Bonus accrued prior to the date of his death; and upon making such payments, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death pursuant to Section 5(c)); provided, that the Executive's spouse, beneficiaries or estate shall also be entitled to receive any amounts or other benefits payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company in accordance with the terms thereof. In addition, all unvested Awards (as defined in the Company's 1997 Incentive Compensation Plan), including, but not limited to, stock options and/or unvested restricted Company securities, held by the Executive on the Date of Termination shall continue to vest in accordance with the vesting schedule for such Awards then in effect, and upon vesting shall (x) in the case of stock options, become exercisable and (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer. Moreover, each such stock option that vests pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable in accordance with their respective terms for a period of one (1) year following the date on which it becomes vested (or, in the case of any previously vested and unexercised options, one (1) year following the Date of Termination) or, if earlier, until the then scheduled expiration date(s) of such options.

   (b) Disability. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his Base Salary and any Annual Bonus until the Executive's employment is terminated pursuant to Section 8(b) hereof, or until the Executive terminates his employment pursuant to Section 8(d)(ii) hereof, whichever first occurs. If the Executive's employment is terminated by reason of his Disability, the Company shall pay to the Executive any unpaid amounts of his Base Salary or Annual Bonus accrued prior to the date of such termination; and upon making such payments, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of such termination pursuant to Section 5(c)); provided, that the Executive shall also be entitled to receive any amounts or other benefits payable pursuant to any pension or employee benefit plan, life insurance policy or other plan, program or policy then maintained or provided by the Company in accordance with the terms thereof. In addition, all unvested Awards, including but not limited to stock options and/or unvested restricted Company securities, held by the Executive on the Date of Termination shall continue to vest in accordance with the vesting schedule for such Awards then in effect, and upon vesting shall (x) in the case of stock options, become exercisable and (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer. Moreover, each such stock option that vests pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable in accordance with their

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respective terms for a period of one (1) year following the date on which it becomes vested (or, in the case of any previously vested and unexercised options, one (1) year following the Date of Termination) or, if earlier, until the then scheduled expiration date(s) of such options. Notwithstanding anything in this section to the contrary, all such vesting of Awards shall discontinue immediately, and any unexercised options shall terminate and be cancelled immediately upon a breach by the Executive of the provisions of Section 7 hereof or the Executive's acceptance of employment with another entity.

   (c) Cause; Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause, or by the Executive for other than Good Reason, the Company shall pay the Executive his Base Salary and accrued vacation pay through the Date of Termination at the rate in effect at the time Notice of Termination is given (or on the Date of Termination if no Notice of Termination is required hereunder) plus all other amounts to which the Executive is entitled under any plan, program, policy or practice of the Company or otherwise at the time such payments are due and such payments shall, assuming the Company is in compliance with the provisions of this Agreement, fully discharge the Company's obligations hereunder.

   (d) Good Reason; Other than Cause or Disability. If the Company terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Good Reason, then:

          (i) within thirty (30) days after the Date of Termination, the Company shall pay the Executive an amount equal to the sum of: (i) his accrued but unpaid Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given (or the Date of Termination where no Notice of Termination is required hereunder) and (ii) a pro rata portion of the most recent Annual Bonus paid to the Executive (taking into consideration any accrued but unpaid Annual Bonus which is paid pursuant to this Section 9(d)(i)) based on the number of days elapsed in the current fiscal year prior to the Date of Termination, together with any accrued incentive compensation and other amounts to which the Executive is then entitled under any plan, policy, practice or program of the Company at the time such payments are due; and

         (ii) in lieu of any further salary, incentive compensation or other payments for periods subsequent to the Date of Termination, and as a severance benefit to the Executive, the Company will pay to the Executive in equal bi-weekly installments for a period of two (2) years following the date of termination an amount equal to the sum of (i) two (2) times the Executive's annual Base Salary in effect at the time Notice of Termination is given (or the Date of Termination where no Notice of Termination is required hereunder), plus
(ii) an amount equal to the two (2) times the greater of (x) the average Annual Bonus paid to the Executive for the prior three years or (y) the amount of the most recent Annual Bonus paid to the Executive.

     (e) Acceleration of Vesting; Sale of Shares. Unless the Company terminates the Executive's employment for Cause, the Executive terminates his employment for other than Good Reason or the Executive's employment is terminated due to his death or Disability, upon (i) termination of the Executive's employment or
(ii) a Change of Control, all unvested Awards, including, but not limited to stock options and/or restricted Company securities, held by the Executive on the Date of Termination shall immediately vest and upon vesting shall (x) in the case of stock options, become

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exercisable and (y) in the case of restricted Company securities, no longer be subject to forfeiture or any other conditions or restrictions on transfer. Moreover, each such stock option that is deemed vested pursuant to the preceding sentence, together with any previously vested and unexercised stock options, shall be exercisable by the Executive in accordance with their respective terms for a period of one (1) year following the Date of Termination or the date of the Change in Control, as the case may be, or, if earlier, until the then scheduled expiration date(s) of such options. The Company shall provide the Executive such cooperation and assistance as may reasonably be necessary to effect cashless exercises of such stock options and the sale of any such restricted Company security beneficially owned by the Executive at the Date of Termination. Furthermore, upon a Change of Control caused by CBS Broadcasting Inc. ("CBS") or any of its affiliates, pursuant to the issuance of securities by the Company to CBS or any affiliate thereof, becoming the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors (a "CBS Change of Control"), in addition to the accelerated vesting of Awards as set forth in this
Section 9(e), the Executive shall be entitled, in the Executive's sole discretion, upon written notice to the Company within 60 days after the date of the CBS Change of Control, to surrender any or all stock options then held by such Executive with an exercise price greater than the Fair Market Value (defined below) of the Company's common stock on the date of such CBS Change of Control to the Company in exchange for shares of common stock of the Company awarded pursuant to the Plan at an exchange rate of one share of common stock for every two options surrendered. For the purposes of this Agreement, the "Fair Market Value" of the Company's common stock as of any given date shall be (i) the closing sale price per share reported on a consolidated basis for the common stock as listed on the Nasdaq National Market or the principal stock exchange or market on which the common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported or (ii) if the common stock is not listed on an exchange or market, the fair market value of the common stock as determined by the Board.

     For purposes of this Agreement, a "Change in Control" means and shall be deemed to have occurred if: (i) any person, entity or "group", within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (A) the Company, its subsidiaries or any employee benefit plan established and maintained by the Company or its subsidiaries, or (B) the Executive or any of the Executive's affiliates, becomes the "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; (ii) the individuals who, as of the date hereof constitute the Company's Board of Directors (as of the date hereof, the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement,

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considered as though such person were a member of the Incumbent Board; or (iii)
the shareholders of the Company approve (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

     (f.) Maintenance of Benefit. Unless the Executive is terminated for Cause, the Company shall maintain in full force and effect, for the continued benefit of the Executive and/or his family for two (2) years after termination for any reason, all employee medical, health and hospitalization plans and programs in which the Executive and/or his family was entitled to participate in immediately prior to the Date of Termination provided that the continued participation of the Executive and/or his family is possible under the general terms and provisions of such plans and programs. In the event that the participation of the Executive and/or his family in any such plan or program is barred, the Company shall arrange to provide the Executive and/or his family with benefits substantially similar to those which the Executive and/or his family would otherwise have been entitled to receive under such plans and programs from which his or their continued participation is barred.

     10.  Successors.

     (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforce able by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive dies while any amounts would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's personal or legal representatives or, if there be no such persons, the Executive's estate.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason, except for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or

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

assets as aforesaid which executes and delivers an assumption and agreement provided for in this Section 10(c) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, or otherwise.

     11. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries. Except as herein specifically provided, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

     12. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:

     If to the Company:   SportsLine.com, Inc.
                          2200 W. Cypress Creek Road
                          Fort Lauderdale, Florida 33309
                          Attn:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     13.  Miscellaneous.

     (a) This Agreement has been approved by the Compensation Committee. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by the Executive and such officer as may be specifically designed by the Compensation Committee or the Board.

     (b) The failure by either party hereto to insist upon compliance with any condition or provision of this Agreement shall not be deemed a waiver of such condition or provision or any other provision hereof.

     (c) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement and this Agreement supersedes any other agreement or understanding between the Company and the Executive relating to the Executive's employment and any compensation or benefits in respect thereof (including, without limitation, the Prior Employment Agreement).

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

     (d) The Company may withhold from any accounts payable under this Agreement all Federal, state or other taxes as legally shall be required.

     (e) The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida, without reference to principles of conflicts of laws.

     (f) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (g) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.

                                    SPORTSLINE.COM, INC.


                                    By: /s/ Michael Levy
                                       -----------------
                                       Michael Levy
                                       President and Chief Executive Officer


                                     /s/ Peter Pezaris
                                    ------------------
                                    Peter Pezaris

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